Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 18, 2006, among Pliant Corporation, a corporation incorporated under the laws of the State of Delaware (the “Company”), as issuer, the Note Guarantors listed on the signature pages hereto (the “Guarantors”), as guarantors, and Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware (the “Trustee”), as trustee.

W I T N E S S E T H:

WHEREAS, Pliant Corporation, a corporation incorporated under the laws of the State of Utah (“Pliant Utah”), the Guarantors and the Trustee have heretofore entered into an Amended and Restated Indenture, dated as of May 6, 2005 the (“Restated Indenture”), relating to the Company’s outstanding 11 5/8% Senior Secured Notes due 2009 (the “Senior Secured Notes”) and 11 1/8% Senior Secured Discount Notes due 2009 (the “Senior Secured Discount Notes” and, together with the Senior Secured Notes, the “Notes”);

WHEREAS, effective as of the date hereof, pursuant to Section 5.01(c) of the Restated Indenture, and in accordance with the Debtors’ Fourth Amended Joint Plan of Reorganization dated June 19, 2006, as confirmed by order of the United States Bankruptcy Court for the District of Delaware on June 23, 2006, Pliant Utah has merged with and into the Company, with the Company surviving such merger and becoming the obligor under the Restated Indenture, the Notes and the security documents related thereto;

WHEREAS, the Company and the Guarantors desire to amend the Restated Indenture and the Notes as set forth in this Supplemental Indenture (the “Amendment”); and

WHEREAS, pursuant to Section 9.01(a)(vii) of the Restated Indenture, consent to the Amendment from Holders of the outstanding Notes is not required and the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                         Definitions.

The Restated Indenture, as amended by this Supplemental Indenture, is hereinafter sometimes referred to as the “Indenture.”  For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Restated Indenture as supplemented and amended by this Supplemental Indenture.  All capitalized terms which are used herein and not otherwise defined herein are defined in the Restated Indenture and are used herein with the same meanings as in the Restated Indenture.  If a capitalized term is defined in the Restated Indenture and this Supplemental Indenture, the definition in this Supplemental Indenture shall apply to the Indenture and the Notes.

ARTICLE II

AMENDMENT

Section 2.01.                         General Amendment.

All references to “Utah” in the Restated Indenture, the exhibits thereto and the Notes in reference to the State under which laws the Company is incorporated are hereby deleted in their entirety and replaced with “Delaware”.

Section 2.02.                         Amendments to Definitions.

(a)                                  Section 1.01 of the Restated Indenture is hereby amended by deleting the definition of “Accreted Value” in its entirety and replacing it with the following:

“ “Accreted Value” as of any date (the “Specified Date”) means, with respect to each $1,000 principal amount at maturity of the Non-Consenting Securities (subject to the last sentence of this definition):

(i)                                     if the Specified Date is one of the following dates (each a “Semi-Annual Accretion Date”), the amount set forth opposite each date below:

SEMI-ANNUAL ACCRETION DATE	ACCRETED VALUE

Original Issue Date	$736.27
June 15, 2004	$762.87
December 15, 2004	$805.31
June 15, 2005	$850.10
December 15, 2005	$897.39
June 15, 2006	$947.31
December 15, 2006	$1,000.88

(ii)                                  if the Specified Date occurs between two Semi-Annual Accretion Dates, the sum of (a) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value of the immediately preceding Semi-Annual Accretion Date and (y) the fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accretion Date and the denominator of which is 180; PROVIDED, HOWEVER, that if the Specified Date occurs between June 15, 2006 and December 15, 2006, Accreted Value means the sum of (a)

$947.31, (b) an amount equal to the product of (x) $52.69 and (y) the fraction, the numerator of which is the number of days actually elapsed from June 15, 2006 or, if the Specified Date is on or after July 18, 2006, 32 days and the denominator of which is 180 and (c) an amount equal to the product of (x) $53.76 and (y) the fraction, the numerator of which is the number of days actually elapsed from the First Supplemental Indenture Effective Date (inclusive thereof, but not to exceed 148 days) and the denominator of which is 180; or

(iii)                               if the Specified Date is after December 15, 2006, all references in this document to Accreted Value in respect of any Non-Consenting Security shall be to the aggregate principal amount of such Non-Consenting Security, which shall be equal to the sum of (i) the Accreted Value of such Non-Consenting Security on December 15, 2006 plus (ii) the aggregate principal amount of Additional Securities issued on such Non-Consenting Security after December 15, 2006 to effect the First Supplemental Indenture Interest Rate Increase (such First Supplemental Indenture Interest Rate Increase being compounded semi-annually on each June 15 and December 15).  For the avoidance of doubt, any Additional Securities issued other than by adjustment to the aggregate principal amount of such Non-Consenting Security shall not be included in clause (ii) for purposes of the foregoing calculation.

For the purposes hereof, if the Specified Date is prior to December 15, 2006 but on or after the date on which the Company elects to commence to pay cash interest (the “Cash Election Date”), all references in this document to Accreted Value in respect of any Non-Consenting Security shall be to the aggregate principal amount of such Non-Consenting Security, which shall be equal to the Accreted Value of such Non-Consenting Security as of the Cash Election Date determined in accordance with clauses (i) and (ii) above.”

(b)                                 Section 1.01 of the Restated Indenture is hereby amended by deleting the definition of “Additional Securities” in its entirety and replacing it with the following:

“ “Additional Securities” means (a) any 11 5/8% Senior Secured Notes due 2009, issued under the terms of this Indenture subsequent to the Closing Date and prior to the First Supplemental Indenture Effective Date (other than the Exchange Notes or the Private Exchange Notes issued in exchange for Consenting Securities or in exchange for Additional Securities issued as Initial Securities) and (b) any 11.85% Senior Secured Notes due 2009 and 11.35% Senior Secured Discount Notes due 2009, issued under the terms of this Indenture subsequent to the First Supplemental Indenture Effective Date.”

(c)                                  Section 1.01 of the Restated Indenture is hereby amended by adding the following definitions thereto in alphabetical order:

“ “First Supplemental Indenture” means the First Supplemental Indenture, dated as of July 18, 2006, by and among the Company, the Note Guarantors party thereto and the Trustee.

“First Supplemental Indenture Effective Date” means July 18, 2006, the date on which this Indenture is amended by the First Supplemental Indenture thereto.

“First Supplemental Indenture Interest Rate Increase” means 0.225% per annum.”

Section 2.03.                         Amendments to Article II.

(a)                                  The last paragraph of Section 2.01 of the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, Additional Securities may be issued as payment of interest on the Securities from time to time in accordance with the terms of the Securities and Section 2.14.”

(b)                                 The first paragraph of Section 2.02 of the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“Provisions relating to the Existing Securities (consisting of the Consenting Securities and the Non-Consenting Securities), the Additional Securities, the Private Exchange Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.  The (a) Consenting Securities and the Trustee’s certificate of authentication, (b) Private Exchange Notes and the Trustee’s certificate of authentication and (c) Additional Securities (if issued as Transfer Restricted Securities), if any, and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A-1 hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Exchange Notes and the Additional Securities issued thereon, if any, and the Trustee’s certificate of authentication and the Non-Consenting Securities and the Additional Securities issued thereon, if any, and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B-1 or B-2, hereto, as applicable, both of which are hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and integral multiples thereof; provided that (x) the aggregate principal amount of the Consenting Securities shall equal the aggregate Accreted Value as of the Closing Date of the Existing Securities with respect to which consents to the Amendments were given and accepted by the Company, which is $250,607,280 and (y) the aggregate principal amount of the Exchange Notes and Private Exchange Notes issued in exchange for any Consenting Securities shall equal the aggregate principal amount of such Consenting Securities; provided further that Additional Securities issued as payment of interest, including Additional Interest, if any, on the Securities shall be issued in denominations of $0.01 and integral multiples of $0.01.”

(c)                                  Section 2.14 of the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“SECTION 2.14.  ISSUANCE OF ADDITIONAL SECURITIES AS PAYMENT OF INTEREST.  The Company shall be entitled to issue Additional Securities under this Indenture as payment of interest, including Additional Interest, if any, on the Securities, which shall have identical terms as the underlying securities; PROVIDED that the Company may only issue Additional Securities under this Indenture as payment of interest on the Non-Consenting Securities with respect to that portion of the interest rate thereon constituting the First Supplemental Indenture Interest Rate Increase, and any balance of the interest payable on the Non-Consenting Securities shall be payable in cash.  The Securities and any Additional Securities issued as payment of interest, including Additional Interest, if any, on the Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any such Additional Securities, the Company shall deliver to the Trustee and the Paying Agent no later than two Business Days prior to the relevant interest payment date, (i) with respect to Securities that are in global form, an order to increase the principal amount of such Global Securities by the relevant amount (or, if requested by the Trustee or the Holder of such Global Securities, to authenticate a new Global Security executed by the Company with such increased principal amounts) or (ii) with respect to Securities that are in definitive form, the required amount of new definitive Additional Securities and an order to authenticate and deliver such Additional Securities to the registered Holder of the definitive Securities.

Any such Additional Securities shall, after being executed and authenticated pursuant to Section 2.03, be (i) deposited into the account specified by the Holder or Holders thereof as of the relevant record date if the Securities are held in global form or otherwise according to the procedures of the Depositary or (ii) mailed to the person entitled thereto as shown on the register for the definitive Securities as of the relevant record date.  Alternatively, the Company may direct the Paying Agent to make the appropriate amendments to the schedule of principal amounts of the relevant Securities outstanding and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant record date.  Payment shall be made in such form and upon such terms as specified herein and the Company shall and Paying Agent may take additional steps as is necessary to effect such payment.”

Section 2.04.                         Amendment to Article IV.

(a)                                  Section 4.03(b)(iii) of the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“(iii) Indebtedness (1) represented by the Securities, (not including, except for clause (2) below, any Additional Securities), the Exchange Notes and any replacement Securities issued pursuant to this Indenture, (2) represented by Additional Securities issued from time to time in payment of accrued interest on the Securities, including payment of Additional Interest, (3) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above) including, without limitation, the Senior Subordinated Notes and the May 2003 Notes, (4) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Refinancing Indebtedness) or Section 4.03(a) and (5) consisting of Guarantees of any Indebtedness otherwise permitted by the terms of this Indenture;”

(b)                                 Section 4.03(c)(vii) of the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“(vii) the accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness (including the issuance of Additional Securities in payment of interest on the Securities) and the payment of dividends or distributions in the form of additional Capital Stock shall not be deemed an Incurrence of Indebtedness for purposes of this Section 4.03,”

Section 2.05.                         Amendment to Article IX.

Section 9.01(a)(viii) of the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“(viii) to provide for the issuance of the Exchange Notes, Private Exchange Notes, or the Additional Securities which shall have terms substantially identical in all material respects to the Securities upon which they are issued, and which shall be treated, together with any outstanding Securities upon which they are issued, as a single issue of securities; and”

Section 2.06.                         Amendments to Exhibit B-1.

(a)                                  Exhibit B-1 to the Restated Indenture is hereby amended by deleting each reference to “11 5/8%” occurring prior to Section 1 thereof and replacing it with “11.85%”.

(b)                                 The second paragraph of Section 1 of Exhibit B-1 to the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“Interest on the Consenting Securities will accrue from the date of issuance at a rate of 11 5/8% per annum through and including the day immediately preceding the First Supplemental Indenture Effective Date, and from the First Supplemental Indenture Effective Date (inclusive thereof) at a rate of 11.85% per annum until maturity, and will be payable, semiannually on each June 15 and December 15 commencing June 15, 2005, to Holders of record on the immediately preceding June 1 and December 1.  On each Interest Payment Date, the Company shall, in lieu of the payment of interest on the Consenting Securities in cash, pay interest on the Consenting Securities through the issuance of Additional Securities in an aggregate principal amount equal to the aggregate amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Consenting Securities if such interest were paid in cash.  On or before each such Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent [an order to increase the principal amount of this Consenting Security by the amount required to pay such interest (or, if requested by the Trustee or the Holder of this Consenting Security, to authenticate a new global Security executed by the Company with such increased principal amounts)] (3) [new Additional Securities in the amount required to pay such interest and an order to authenticate and deliver such Additional Securities to the record Holder of this Consenting Security] (4).  Any Additional Securities so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date, shall mature on June 15, 2009 and shall be governed by, and be subject to the terms of the Indenture and shall have the same rights and benefits as the Consenting Securities.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.”

(c)                                  The first paragraph of Section 4 of Exhibit B-1 to the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“The Company issued the Securities under an Indenture dated as of February 17, 2004, as amended and restated as of May 6, 2005 and thereafter amended by a First Supplemental Indenture thereto dated as of July 18, 2006 (as amended, the “Indenture”), among the Company, the Note Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.”

Section 2.07.                         Amendments to Exhibit B-2.

(a)                                  Exhibit B-2 to the Restated Indenture is hereby amended by deleting each reference to “11 1/8%” occurring prior to Section 1 thereof and replacing it with “11.35%”.

(b)                                 Section 1 of Exhibit B-2 to the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“1.                                 ACCRETED VALUE; INTEREST

PLIANT CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Non-Consenting Security at the rate per annum shown above.

Unless the Company elects to pay cash interest as described below, no cash interest will accrue on the Non-Consenting Securities prior to December 15, 2006. The Accreted Value of each Non-Consenting Security will increase from the date of issuance until December 15, 2006, at a rate of 11 1/8% per annum, commencing June 15, 2004 through and including the day immediately preceding the First Supplemental Indenture Effective Date and at a rate of 11.35% per annum commencing on the First Supplemental Indenture Effective Date (inclusive thereof) through and including December 15, 2006, in each case compounded semiannually on each June 15 and December 15 and reflecting the accrual of non-cash interest, such that the Accreted Value will equal 100.088% of the stated principal amount at maturity on December 15, 2006.  Interest on the Non-Consenting Securities will accrue at the rate of 11.35% per annum from December 15, 2006, or from the most recent date to which interest has been paid or provided for, and, except as set forth in the immediately following sentence, will be payable in cash semiannually on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing on June 15, 2007, to holders of record on the immediately preceding June 1 and December 1, respectively.  On each Interest Payment Date commencing with the Interest Payment Date on June 15, 2007, the Company shall pay interest on the Non-Consenting Securities through the issuance of Additional Securities in an aggregate principal amount equal to the aggregate amount of interest (rounded to the nearest whole cent) payable with respect to the First Supplemental Indenture Interest Rate Increase accruing on the Non-Consenting Securities, and the Company shall pay the balance of the interest payable on the Non-Consenting Securities in cash.  On or before each such Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent [an order to increase the principal amount of this Non-Consenting Security by the amount required to pay the First Supplemental Indenture Interest Rate Increase  (or, if requested by the Trustee or the Holder of this Consenting Security, to authenticate a new global Security executed by the Company with such increased principal amounts)] (11)  [new Additional Securities in the amount required to pay the First Supplemental Indenture Interest Rate Increase and an order to authenticate and deliver such Additional Securities to the record Holder of this Non-Consenting Security](12).  Notwithstanding the foregoing, on any Interest Payment Date prior to December 15, 2005, the Company may elect to commence to pay cash interest (from and after such Interest Payment Date), in which case (i) the Company will be obligated to pay cash interest on each subsequent Interest Payment Date, (ii) the Non-Consenting Securities  will cease to accrete after such Interest Payment Date and (iii) the outstanding principal amount at Stated Maturity of each Non-Consenting Security will be equal to the Accreted Value of such Non-Consenting Security as of such Interest Payment Date.  Interest and Accreted Value will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Non-Consenting Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.  Interest will be payable as described in the foregoing paragraph, except as described under paragraph 14 of this Non-Consenting Security.

“Accreted Value” as of any date (the “Specified Date”) means, with respect to each $1,000 principal amount at maturity of the Non-Consenting Securities (subject to the last sentence of this definition):

(i)                                     if the Specified Date is one of the following dates (each a “Semi-Annual Accretion Date”), the amount set forth opposite each date below:

SEMI-ANNUAL ACCRETION DATE	ACCRETED VALUE

Original Issue Date	$736.27
June 15, 2004	$762.87
December 15, 2004	$805.31
June 15, 2005	$850.10
December 15, 2005	$897.39
June 15, 2006	$947.31
December 15, 2006	$1,000.88

(ii)                                  if the Specified Date occurs between two Semi-Annual Accretion Dates, the sum of (a) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the

Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value of the immediately preceding Semi-Annual Accretion Date and (y) the fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accretion Date and the denominator of which is 180; PROVIDED, HOWEVER, that if the Specified Date occurs between June 15, 2006 and December 15, 2006, Accreted Value means the sum of (a) $947.31, (b) an amount equal to the product of (x) $52.69 and (y) the fraction, the numerator of which is the number of days actually elapsed from June 15, 2006 or, if the Specified Date is on or after July 18, 2006, 32 days and the denominator of which is 180 and (c) an amount equal to the product of (x) $53.76 and (y) the fraction, the numerator of which is the number of days actually elapsed from the First Supplemental Indenture Effective Date (inclusive thereof but not to exceed 148 days) and the denominator of which is 180; or

(iii)                               if the Specified Date is after December 15, 2006, all references in this document to Accreted Value in respect of any Non-Consenting Security shall be to the aggregate principal amount of such Non-Consenting Security, which shall be equal to the sum of (i) the Accreted Value of such Non-Consenting Security on December 15, 2006 plus (ii) the aggregate principal amount of Additional Securities issued on such Non-Consenting Security after December 15, 2006 to effect the First Supplemental Indenture Interest Rate Increase (such First Supplemental Indenture Interest Rate Increase being compounded semi-annually on each June 15 and December 15).

For the purposes hereof, if the Specified Date is prior to December 15, 2006 but on or after the date on which the Company elects to commence to pay cash interest (the “Cash Election Date”), all references in this document to Accreted Value in respect of any Non-Consenting Security shall be to the aggregate principal amount of such Non-Consenting Security, which shall be equal to the Accreted Value of such Non-Consenting Security as of the Cash Election Date determined in accordance with clauses (i) and (ii) above.

(11)  Insert if the Security is to be issued in global form.

(12)  Insert if the Security is to be issued in definitive form.”

(c)                                  Section 2 of Exhibit B-2 to the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“2.                                 METHOD OF PAYMENT

The Company shall pay interest on the Non-Consenting Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 and December 1 next preceding the Interest Payment Date even if the Non-Consenting Securities are canceled after the record date and on or before the Interest Payment Date.  Holders must surrender Non-Consenting Securities to a Paying Agent to collect principal payments.  The Company shall pay principal, premium, if any, and, except as set forth in paragraph 1, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Non-Consenting Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository Trust Company or any successor depositary; PROVIDED that any such payment of interest in the form of Additional Securities shall be made in accordance with paragraph 1.  The Company will make all payments in respect of a certificated Non-Consenting Security (including principal, premium, if any and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Non-Consenting Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Non-Consenting Securities by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).”

(d)                                 The first paragraph of Section 4 of Exhibit B-2 to the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“The Company issued the Securities under an Indenture dated as of February 17, 2004, as amended and restated on May 6, 2005 and thereafter amended by a First Supplemental Indenture thereto dated as of July 18, 2006 (as amended, the “Indenture”), among the Company, the Note Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.”

(e)                                  Section 9 of Exhibit B-2 to the Restated Indenture is hereby deleted in its entirety and replaced with the following:

“9.                                 DENOMINATIONS; TRANSFER; EXCHANGE

The Non-Consenting Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity; PROVIDED that Additional Securities issued as payment of interest on the Non-Consenting Securities shall be issued in denominations of $0.01 and integral multiples of $0.01.  A Holder may transfer or exchange Non-Consenting Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Non-Consenting Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any non-Consenting Securities for a period of 15 days prior to a selection of Non-Consenting Securities to be redeemed.”

Section 2.08.                         Amendments to Outstanding Senior Secured Notes

(a)                                  The global Senior Secured Note identified below, constituting all of the Senior Secured Notes outstanding on the date hereof, is hereby amended to the same extent as set forth in Sections 2.01 and 2.06 of this Supplemental Indenture with the same force and effect as if such amendments were set forth therein:

Designation	Certificate No.	CUSIP No.

11 5/8% Senior Secured Note due 2009	1	729136 AM 3

except that the third sentence of the second paragraph of Section 1 of such Senior Secured Note shall read as follows:

“On or before each such Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent an order to increase the principal amount of this Consenting Security by the amount required to pay such interest (or, if requested by the Trustee or the Holder of this Consenting Security, to authenticate a new global Security executed by the Company with such increased principal amounts).”

(b)                                 Pursuant to Section 9.05 of the Restated Indenture, the Trustee shall make a notation on such Senior Secured Note substantially as follows:

“The terms of this Senior Secured Note (this “Note”)  have been amended pursuant to that certain First Supplemental Indenture, dated as of July 18, 2006 (the “Effective Date”), among Pliant Corporation, the Note Guarantors listed on the signature pages thereto and Wilmington Trust Company, as Indenture Trustee.  The primary effect of the amendments is to increase the rate of interest accrual on this Note to 11.85% from and after the Effective Date.”

Section 2.09.                         Amendments to Outstanding Senior Secured Discount Notes.

(a)                                  The global Senior Secured Discount Note identified below, constituting all of the Senior Secured Discount Notes outstanding on the date hereof, is hereby amended to the same extent as set forth in Sections 2.01 and 2.07 of this Supplemental Indenture with the same force and effect as if such amendments were set forth therein:

Designation	Certificate No.	CUSIP No.

11 1/8% Senior Secured Discount Note due 2009	1	729136 AJ 0

except that the fifth sentence of the second paragraph of Section 1 of such Senior Secured Discount Note shall read as follows:

“On or before each such Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent an order to increase the principal amount of this Non-Consenting Security by the amount required to pay the First Supplemental Indenture Interest Rate Increase  (or, if requested by the Trustee or the Holder of this Consenting Security, to authenticate a new global Security executed by the Company with such increased principal amounts).”

(b)                                 Pursuant to Section 9.05 of the Restated Indenture, the Trustee shall make a notation on such Senior Secured Discount Note substantially as follows:

“The terms of this Senior Secured Discount Note (this “Note”)  have been amended pursuant to that certain First Supplemental Indenture, dated as of July 18, 2006 (the “Effective Date”), among Pliant Corporation, the Note Guarantors listed on the signature pages thereto and Wilmington Trust Company, as Indenture Trustee.  The primary effect of the amendments is to increase the accreted value of this Note by .225% per annum from the Effective Date until December 15, 2006, and thereafter to increase the rate of interest accrual on this Note to 11.35%. with .225% of such accrual to be paid semi-annually through the issuance of Additional Securities.”

ARTICLE III

MISCELLANEOUS

Section 3.01.                                   Effectiveness and Operation of Supplemental Indenture.

(a)                                  This Supplemental Indenture shall be effective upon execution hereof by the Company, the Guarantors and the Trustee.  From and after such date, the Amendment set forth herein shall be deemed to have modified the applicable sections, or portions thereof, or clauses of the Restated Indenture identified in Sections 2.01 through 2.07 and the Notes identified in Sections 2.08 and 2.09 hereof.

(b)                                 The Restated Indenture and the Notes shall be read together with this Supplemental Indenture and shall have the same effect over the Restated Indenture and the Notes in the same manner as if the provisions of this Supplemental Indenture were contained in the Restated Indenture and the Notes.

(c)                                  The Company hereby expressly assumes the obligations of Pliant Utah under the Restated Indenture, the Notes and the security documents related thereto and in all other respects, the Restated Indenture and the Notes are confirmed by the parties hereto as supplemented by the terms of this Supplemental Indenture.

(d)                                 In the event that there is a conflict or inconsistency between the Restated Indenture or the Notes and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 3.02.                                   Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the required provision shall control.  If any provision of this Supplemental Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Supplemental Indenture as so modified.  If any provision of this Supplemental Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Supplemental Indenture.

Section 3.03.                                   GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 3.04.                                   Counterparts.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05.                                   Successors.

All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.06.                                   Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07.                                   Effect of Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.08.                                   Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PLIANT CORPORATION

By:	/s/ Joseph Kwederis
Joseph Kwederis
Senior Vice President and Chief Financial Officer

GUARANTORS:

PLIANT CORPORATION INTERNATIONAL
PLIANT FILM PRODUCTS OF MEXICO, INC.
UNIPLAST HOLDINGS, INC.
UNIPLAST U.S., INC.
UNIPLAST INDUSTRIES CO.

By:	/s/ Joseph Kwederis
Joseph Kwederis
Executive Vice President and Chief Financial
Officer

PLIANT PACKAGING OF CANADA, LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Suzanne J. MacDonald
	Name:	Suzanne J. MacDonald
	Title:	V.P.